EXHIBIT A

                             JOINT FILING AGREEMENT
                             ----------------------

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached
Schedule 13G, and any and all amendments thereto, and expressly authorize AMVESCAP PLC, as the ultimate parent company of each of its undersigned subsidiaries, to file such Schedule 13G, and any and all amendments thereto, on behalf of each of them.


Dated: January 29, 2007                AMVESCAP PLC

                                       By: /s/ Lisa Brinkley
                                          ----------------------------
                                       Name:  Lisa Brinkley
                                       Title: Global Compliance Director

                                       Atlantic Trust Company, N.A.

                                       By: Wayne DeWitt
                                          ----------------------------
                                       Name:  Wayne DeWitt
                                       Title: General Counsel


                                       PowerShares Capital Management LLC

                                       By: Kevin Gustafson
                                          ----------------------------
                                       Name:  Kevin Gustafson
                                       Title: General Counsel & COO